EXHIBIT 99.1


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   W. R. Berkley Corporation                      NEWS
   475 Steamboat Road                             RELEASE
   Greenwich, Connecticut 06830
   (203) 629-3000

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   FOR IMMEDIATE RELEASE                          CONTACT:

                                                  Eugene G. Ballard
                                                  Chief Financial Officer
                                                  203-629-3000


        W. R. BERKLEY CORPORATION ANNOUNCES FORMATION OF NEW UNDERWRITING
                        UNIT AND MANAGEMENT APPOINTMENT

     Greenwich, CT, September 13, 2002 -- W. R. Berkley Corporation (NYSE: BER) today announced the formation of B F Re Underwriters, LLC, an underwriting management group specializing in the underwriting of casualty facultative reinsurance on a direct basis.

     Daniel L. Avery, who was named President, will head the group, which will be based initially in Greenwich, Connecticut. Mr. Avery has twenty-seven years' experience in casualty reinsurance, and was most recently Director of Casualty Facultative Reinsurance at Gerling Global Reinsurance Corporation of America.

     In announcing the formation of the new unit, William R. Berkley, chairman of the board and chief executive officer of W. R. Berkley Corporation, commented, "We are extremely pleased to have obtained the services of Mr. Avery, a highly experienced veteran of casualty facultative operations conducted on a direct basis. This new unit will provide W. R. Berkley Corporation the opportunity to offer premier underwriting services to clients not being serviced by reinsurance intermediaries."

     Mr. Berkley continued, "Our new venture in no way diminishes our ongoing and future commitment to our reinsurance clients and intermediaries who currently are customers of our separate underwriting unit, Facultative ReSources, Inc., which will continue to operate as it has in the past."

     "These two units, with distinct customer bases and marketing strategies, will together enable W. R. Berkley Corporation to provide nationwide underwriting services to clients across a broad spectrum of size, risk profiles and reinsurance relationships," Mr. Berkley concluded.

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     Both underwriting management companies will write on behalf of Berkley
Insurance Company, W. R. Berkley Corporation's lead reinsurance operation. Berkley Insurance Company had in excess of $700 million of policyholders' surplus at June 30, 2002 and is rated "A (Excellent)" by A.M. Best Company, Inc.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

     This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2002 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the ultimate results of the various pending arbitration proceedings, the increased level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment results and potential impairment of invested assets, exchange rate and political risks, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, uncertainty as to our reinsurance coverage for terrorist acts, the availability of dividends from our insurance company subsidiaries, our successful integration of acquired companies or investment in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2002 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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